UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2011

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

27001 Agoura Road, Calabasas, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 17, 2011, PennyMac Mortgage Investment Trust (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) in Calabasas, California for the purpose of: (i) electing three (3) Class II trustees to serve on the board of trustees (the “Board”) until the 2014 Annual Meeting of Shareholders; (ii) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (iii) approving, by non-binding vote, the Company’s executive compensation program; and (iv) recommending, by non-binding vote, the frequency of the vote on the Company’s executive compensation program.  The total number of common shares entitled to vote at the Meeting was 27,763,243, of which 25,396,206 shares, or 91.47%, were present in person or by proxy.

The final voting results for each of the proposals submitted to a vote of shareholders at the Meeting are as follows:

Proposal 1.  The election of three Class II trustees to serve on the Board until the 2014 Annual Meeting of Shareholders.

Trustee	Votes For	Votes Withheld	Broker Non-Votes

Joel S. Marcus	20,233,176	143,709	5,019,321

Stacey D. Stewart	20,214,819	162,066	5,019,321

Mark Wiedman	18,929,395	1,447,490	5,019,321

All Class II trustee nominees were elected.  The continuing trustees of the Company are Matthew Botein, Scott W. Carnahan, Randall D. Hadley, Clay A. Halvorsen, Stanford L. Kurland, David A. Spector, and Frank P. Willey.

Proposal 2.  Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the 2011 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes

25,333,907	52,286	10,013	0

Proposal 3.  Approval, by non-binding vote, of the Company’s executive compensation program.

Votes For	Votes Against	Abstentions	Broker Non-Votes

19,666,576	76,874	633,435	5,019,321

Proposal 4.  Recommendation, by non-binding vote, of the frequency of the vote on the Company’s executive compensation program.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

11,081,410	60,292	7,955,346	1,279,837	5,019,321

Further information regarding these proposals is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: May 18, 2011	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer and Treasurer